UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.       )

Filed by the Registrant        ☑
Filed by a Party other than the Registrant        □
Check the appropriate box:

□	Preliminary Proxy Statement
□	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

□	Definitive Proxy Statement
☑	Definitive Additional Materials
□	Soliciting Material Pursuant to Section 240.14a-12

Petroleum Development Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

□	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

□	Fee paid previously with preliminary materials.

□
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

On June 12, 2008, Petroleum Development Corporation (the “Company”) board of directors adopted a policy regarding designation of preferred stock. At the upcoming annual meeting of the Company’s shareholders to be held on June 23, 2008, shareholders are being asked to approve Proposal No. 2, an amendment and restatement of the Company’s Articles of Incorporation to: (1) increase the number of authorized shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), from 50,000,000 shares to 100,000,000 shares and (2) authorize the Company to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s board of directors from time to time.

In order to address concerns regarding the use of the Preferred Stock, the Company’s board of directors has adopted a policy requiring that, unless approved by a vote of the shareholders, any designation of Preferred Stock in connection with the adoption of a shareholder rights plan include provisions effecting the termination of that plan within one year. The policy also requires that other uses of Preferred Stock be limited to bona fide capital raising or business acquisition transactions.

As disclosed in the proxy statement distributed in connection with the upcoming annual meeting of shareholders, the Company has no current plans to issue Preferred Stock. Rather, this proposal to approve the creation of Preferred Stock is designed to provide the Company’s board of directors with the flexibility to issue such Preferred Stock, should they, at some time in the future, determine that such measures are necessary or desirable. Shareholders and other investors are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to all proposals, including the proposal to approve the creation of the Preferred Stock.

The annual meeting of shareholders for the Company is scheduled to take place on June 23, 2008. If you have already voted and wish to change your vote on Proposal No. 2, you may revoke your proxy and vote your shares at the annual meeting even if you have previously completed and returned your proxy card. You are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to the Company’s Corporate Secretary at the Company’s address located at the top of this page.